EXHIBIT 10.7

[LETTERHEAD OF SEARS HOLDINGS CORPORATION]

June 29, 2011

Mr. Robert Riecker

Dear Bob,

As Vice President, Assistant Controller – SHC, we are pleased to offer you an increase to your compensation package effective retroactive to June 1, 2011.
The key elements of your compensation package are as follows:

•	Annual base salary at a rate of $280,000.

•
Your annual incentive opportunity will increase to 50% of your base salary under Sears Holdings Annual Incentive Plan (“AIP”). Any incentive payable under the 2011 AIP will be prorated based on the amount of time in each base salary level and applicable annual incentive target through January 28, 2012, the last day of Sears Holdings 2011 fiscal year. Any annual incentive payable with respect to a fiscal year will be paid by April 15th of the following fiscal year, provided that you are actively employed at the payment date. Your 2011 AIP will be prorated as follows:

•	For the period January 30, 2011 - through May 31, 2011: Base salary of $233,400 and target bonus of 45%

•	For the period June 1, 2011 through January 28, 2012 (the end of fiscal year 2011):
Base salary of $280,000 and target bonus of 50%

•
Your 2010 Long-Term Incentive Plan (“2010 LTIP”) target incentive of 50% of your annual base salary in effect on April 27, 2010 will remain unchanged through the end of the performance period on February 2, 2013.

•
Your 2011 Long-Term Incentive Plan (“2011 LTIP”) target incentive of 50% of your annual base salary in effect on April 27, 2011 will remain unchanged through the end of the performance period on February 1, 2014.

The table below summarizes the changes in your compensation:

	Title	Base Salary	Annual Target Incentive	Target Total Cash
Current	Vice President, Assistant Controller-SHC	$233,400	45%	$338,430
New	Vice President, Assistant Controller-SHC	$280,000	50%	$420,000
Increase		20.0%		24.1%

Mr. Robert Riecker
June 29, 2011

Bob, this increase is a direct result of your leadership, performance and the many contributions you make to the Company every day. We appreciate everything you do to make a difference and bring value to our Company, our associates and our shareholders. I look forward to working with you in your new position.

This offer will expire if not accepted within one week from the date of this letter. To accept, sign below and return this letter to your manager.

Sincerely,

/s/ J. David Works____________________
J. David Works

Accepted:
/s/ Robert Riecker____________________    06/29/2011
Robert Riecker     Date